                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K
                                   --------



                                CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



                                March 15, 1999
               ------------------------------------------------
               Date of report (Date of earliest event reported)



                                  ADVO, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



             Delaware                      1-11720             06-0885252
 ----------------------------      ------------------------  -------------
 (State or other jurisdiction      (Commission file number)  (IRS Employer
of incorporation or organization)                            Identification No.)



        One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755
        --------------------------------------------------------------
                   (Address of Principal Executive Offices)



Registrant's telephone number, including area code:  (860) 285-6120
                                                   ------------------
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ITEM 5. OTHER EVENTS
        ------------

On March 15, 1999, ADVO, Inc. (the "Company") announced that its Board of Directors has authorized a new stock repurchase program for up to 1,420,000 shares through March 30, 2000. This new program adds a million shares to the approximately 420,000 shares remaining from its previous buyback program.

Since September 1997, the Company had purchased about 3,100,000 shares of its stock, authorized under its previous repurchase programs. The purchases have been financed out of borrowings under the Company's loan agreements.





ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
        ---------------------------------

The following exhibits are filed herewith:


Exhibit No.   Description
-----------   -----------

99(a)         Press release, dated March 15, 1999, issued by     Filed herewith.
              the Company.

                                      -2-
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                            ADVO, Inc.
      Date: March 29, 1999
            --------------                  By  /s/ DAVID M. STIGLER
                                                --------------------
                                                 David M. Stigler
                                                 Senior Vice President,
                                                 Legal and Public Affairs,
                                                 General Counsel and Secretary

                                      -3-
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                                  EXHIBIT INDEX
                                  -------------

                                                               Incorporation by
Exhibit No.      Description                                   Reference
-----------      -----------                                   ---------

99 (a)           Press release, dated March 15, 1999,
                 issued by the Company.                        Filed herewith.